Item 77Q(1)(g)(2)
Touchstone Funds Group Trust
The following document is included as an exhibit in the Registrant's Form N-14 filed with the SEC on January 10, 2014, (SEC Accession No. 0001104659-14-001714) and is incorporated by reference herein:
Agreement and Plan of Reorganization, with respect to Touchstone Mid Cap Value Fund and Touchstone Mid Cap Value Opportunities Fund.